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                                                    Exhibit (10)(iii)(A)(7)(iii)
                                                               to Form 10-K 1994


                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT is made by and between CINCINNATI BELL INC. (the "Company"), an Ohio corporation with its principal place of business in Cincinnati, Ohio and DWIGHT H. HIBBARD (the "Executive"), an individual residing in Cincinnati, Ohio.

                              W I T N E S S E T H:

     WHEREAS, the Executive is presently employed by the Company as Chairman of the Board, Chief Executive Officer and Chairman of Cincinnati Bell Telephone Company under the Executive Employment Agreement made on December 1, 1987 and amended on November 4, 1991 (the "Agreement"); and

     WHEREAS, the Board of Directors of the Company desires to insure that the continued employment of the Executive under the Agreement will not cause a reduction in the value of his benefits under the Company's Pension Program; and

     WHEREAS, the Board of Directors believes these changes in the Executive's Agreement are in the best interests of the Company and its shareholders;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree that Section 6g of the Agreement shall be amended so that, as amended, it reads as follows:

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          g.   PENSION PROGRAM.  Notwithstanding any other provision hereof to the contrary, effective January 1, 1992, unless the Executive otherwise consents in writing, (i) the Executive shall continue to be a Participant in the Cincinnati Bell Inc. Pension Program ("Pension Program"); (ii) the Pension Program shall not be amended or terminated with respect to the Executive; (iii) for purposes of computing the Executive's benefits under the Pension Program, any Severance Compensation under Section 6d shall be disregarded; (iv) his benefits under the Pension Program shall not be subject to forfeiture for any reason whatsoever; and (v) in no event shall the value of the Executive's benefits under the Pension Program upon his termination of employment be less than the actuarial equivalent (based upon the interest and mortality assumptions used by the Pension Benefit Guaranty Corporation for single employer pension plans terminating on the first day of the month immediately preceding his termination of employment) of the standard form of benefit which would have been payable to the Executive under the Pension Program if he had retired on December 31, 1991.

     In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused this Amendment to Executive Employment Agreement to be executed by a duly authorized officer and the Executive has hereunto set his hand effective as of the 20th day of April, 1992.


                                        CINCINNATI BELL INC.


                                        By:  /s/ John T. LaMacchia
                                             ----------------------------------


                                        EXECUTIVE


                                        /s/ Dwight H. Hibbard
                                        ---------------------------------------
                                        Dwight H. Hibbard